UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2017

Smart Server, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

000-55182	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)
(980) 297-2000
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.   Entry into a Material Definitive Agreement.

On January 8, 2017, Smart Server, Inc. (the “Company”) entered into an Asset Purchase Agreement with NextGen Dealer Solutions, LLC (“NextGen”), Halcyon Consulting, LLC (“Halcyon”), and members of Halcyon signatory thereto (“Halcyon Members” and together with Halcyon, the “Halcyon Parties”). NextGen and the Halcyon Parties are collectively referred to as the “Seller Parties.” NextGen has developed a proprietary technology platform that will underpin the operations of the Company. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, the Company will acquire all of NextGen's assets, properties and rights of whatever kind, tangible and intangible, other than the excluded assets under the terms of the Agreement. The Company will assume liability only for certain post-closing contractual obligations pursuant to the terms of the Agreement. The transaction is expected to close in the first quarter of 2017.

The Agreement provides that the Company will acquire substantially all of the assets of NextGen in exchange for approximately $750,000 in cash, plus 1,523,809 unregistered shares of common stock of the Company (the "Purchaser Shares"), and a subordinated secured promissory note issued by the Company in favor of NextGen in the amount of $1,333,333 (the "Acquisition Note"). The Acquisition Note matures on the third anniversary of the date the Acquisition Note is entered into (the "Maturity Date"). Interest will accrue on the Acquisition Note (i) at a rate of 6.5% annually from the date the Acquisition Note is entered into through the second anniversary of such date and (ii) at a rate of 8.5% annually from the second anniversary of the date the Acquisition Note is entered into through the Maturity Date. In connection with the closing of the transaction, the Company has agreed with certain investors to accelerate the funding of the second tranche of their investment totaling $1.35 million by issuing such investors 1,161,920 shares of the Company's common stock and a note in the amount of $667,000, to be issued on the closing date.

Under the terms of the Agreement, no Indemnifying Party (as defined in the Agreement) is liable to an Indemnified Party (as defined in the Agreement) until the aggregate amount of all losses in respect of indemnification exceeds $50,000 (the "Loss Threshold"), and in such case such parties shall be liable for all losses including the Loss Threshold up to a cap of $1,333,333. Certain fundamental representations and warranties, the post-closing covenants and certain other specified obligations of the Company and the Seller Parties are outside of the Loss Threshold and the cap. No Halcyon Member will be personally liable for indemnification pursuant to the Agreement, however, if NextGen transfers the Acquisition Note or any of the Purchaser Shares or disposes of the proceeds of the transfer at any time prior to the third anniversary of the closing date, Halcyon Members will be liable, jointly and severally with the other Seller Parties, for the indemnification pursuant to the Agreement.

Each of the Company, NextGen and Halcyon has provided customary representations, warranties and covenants in the Agreement. The completion of the acquisition is subject to various closing conditions, including (a) the absence of any temporary restraining order, preliminary or permanent injunction, or other order or legal proceeding prohibiting or preventing the transactions contemplated by the Agreement, (b) performance in all respects by each party of its covenants and agreements, and (c) the delivery by each party of all required closing documents. Additionally, pursuant to the Agreement, commencing on January 16, 2017 and through the closing date or the date on which the Agreement terminates, whichever is first to occur, the Company is required to fund all reasonable ordinary course payroll expenses of NextGen up to $14,000 per week.

The Agreement contains certain termination rights for both the Company and NextGen. Both the Company and NextGen have the right to terminate the Agreement if the closing does not occur on or before February 15, 2017.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement. The Agreement and a copy of the press release announcing the transaction are filed as Exhibits 2.1 and 99.1, respectively, to this report and are incorporated herein by reference.

On January 9, 2016, the Company’s Board of Directors approved the adoption of the RumbleON, Inc. 2017 Stock Incentive Plan (the "Plan"), subject to stockholder approval at the Company's next Annual Meeting of Stockholders. The purposes of the Plan are to attract, retain, reward and motivate talented, motivated and loyal employees and other service providers ("Eligible Individuals") by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such persons and the stockholders of the Company. The Plan will allow the Company to grant a variety of stock-based and cash-based awards to Eligible Individuals. Twelve percent (12%) of the Company's issued and outstanding shares of common stock from time to time are reserved for issuance under the Plan. As of the date of this report, 6.400,000 shares are issued and outstanding, resulting in 768,000 shares available for issuance under the Plan. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the Plan attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 2.04.
Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 3.02.             Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above and Item 5.03 below is incorporated herein by reference. The issuances of the shares of common stock of the Company described in Item 1.01 above and Item 5.03 below will be exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering.

Item 3.03.
Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 below is incorporated herein by reference.

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)             On January 9, 2017 (the "Effective Time"), the Company increased its Board of Directors (the "Board") from two (2) to six (6) members. As of the Effective Time, Kevin Westfall, Denmar J. Dixon and Mitch Pierce were elected as directors of the Company to fill three of the additional Board seats.

Marshall Chesrown continues to serve as Chairman of the Board and Chief Executive Officer and Steven R. Berrard will now serve as Chief Financial Officer and continues to serve as a director and Secretary.

(e)
The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 5.03.
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2017, the Company's Board and stockholders holding 6,375,000 of the Company's issued and outstanding shares of common stock approved an amendment to the Company's Articles of Incorporation (the "Certificate of Amendment"), to change the name of the Company to RumbleON, Inc. and to create an additional class of common stock of the Company, which is expected to be effective during the first quarter of 2017, after the notice and accompanying Information Statement describing the amendment has been furnished to non-consenting stockholders of the Company for at least 20 calendar days.

The Company currently has authorized 100,000,000 shares of common stock, $0.001 par value (the "Authorized Common Stock"), including 6,400,000 issued and outstanding shares of common stock (the “Outstanding Common Stock, and together with the Authorized Common Stock, the "Common Stock”). Pursuant to the Certificate of Amendment, the Company will designate 1,000,000 shares of Authorized Common Stock as Class A Common Stock (the "Class A Common Stock"), which Class A Common Stock will rank pari passu with all of the rights and privileges of the Common Stock, except that holders of the Class A Common Stock will be entitled to ten votes per share of Class A Common Stock issued and outstanding, and (ii) all other shares of Common Stock, including all shares of Outstanding Common Stock shall be deemed Class B Common Stock (the "Class B Common Stock"), which Class B Common Stock will be identical to the Class A Common Stock in all respects, except that holders of the Class B Common Stock will be entitled to one vote per share of Class B Common Stock issued and outstanding.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by the Form of Certificate of Amendment, a copy of which is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Also on January 9, 2017, the Company's Board and stockholders holding 6,375,000 of the Company's issued and outstanding shares of common stock approved the issuance to (i) Marshall Chesrown of 875,000 shares of Class A Common Stock in exchange for an equal number of shares of Class B Common Stock held by Mr. Chesrown, and (ii) Steven R. Berrard of 125,000 shares of Class A Common Stock in exchange for an equal number of shares of Class B Common Stock held by Mr. Berrard, to be effective at the time the Certificate of Amendment is filed with the Secretary of State of Nevada.

In connection with the name change of the Company to RumbleON, Inc., the Company will begin trading under the new symbol "RMBL" at the open of trading on Tuesday, January 10, 2017.

Item 7.01.
Regulation FD Disclosure.

Attached to this report as Exhibit 99.2 is a slide deck presentation, which the Company may present to investors, analysts and others. The slide deck presentation attached to this report as Exhibit 99.2 is furnished pursuant to this Item 7.01 and shall not be deemed filed in this or any other filing of the Company under the Securities Exchange Act of 1934, as amended, unless expressly incorporated by specific reference in any such filing.

Item 9.01.
Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
Description
2.1
Asset Purchase Agreement, dated as of January 8, 2017*
3.1
Form of Certificate of Amendment
10.1
2017 RumbleON Stock Incentive Plan
99.1
Press Release dated January 9, 2017
99.2
Slide Deck Presentation dated January 9, 2017

*
Schedules and similar attachments to the Asset Purchase Agreement, dated as of January 8, 2017  have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SERVER, INC.

Date: January 9, 2017	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.
Description
2.1
Asset Purchase Agreement, dated as of January 8, 2017*
3.1
Form of Certificate of Amendment
10.1
2017 RumbleON Stock Incentive Plan
99.1
Press Release dated January 9, 2017
99.2
Slide Deck Presentation dated January 9, 2017

*
Schedules and similar attachments to the Asset Purchase Agreement, dated as of January 8, 2017  have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.